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                                  MCGRATH RENTCORP

                     THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF MCGRATH RENTCORP
                   FOR THE SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON _________________, 2002

           The undersigned shareholder of MCGRATH RENTCORP, a California corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, each dated ___________, 2002, and hereby appoints Robert P. McGrath and Randle F. Rose, or any one of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of the Company, to be held on ______________, 2002, at ____ local time, at the Company's headquarters located at 5700 Las Positas Road, Livermore, California 94550, and at any adjournment or adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if then and there personally present, on the proposal set forth below, all in accordance with and as more fully described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus. The undersigned hereby revokes any proxy previously given with respect to such shares.

                                   MAIL
                                   ----

             o   Mark, sign and date your proxy card.

             o   Detach your proxy card.

             o   Return your proxy card in the postage
                 paid envelope provided.



                           DETACH PROXY CARD HERE

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                              MCGRATH RENTCORP

THIS PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW.

PROPOSAL: TO APPROVE THE PRINCIPAL TERMS OF AN AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 20, 2001, BY AND BETWEEN THE MCGRATH RENTCORP AND TYCO ACQUISITION CORP. 33 PROVIDING FOR THE MERGER OF THE COMPANY WITH TYCO ACQUISITION CORP. 33.

    /  /  FOR     / /  AGAINST   / / ABSTAIN


PLEASE SIGN AND DATE BELOW:

The undersigned shareholder of McGrath RentCorp (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, each dated ___________, 2002, and hereby nominates, constitutes and appoints Robert P. McGrath and Randle F. Rose, or any one of them, proxies, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of the Company, to be held on ______________, 2002, at ____ local time, at 5700 Las Positas Road, Livermore, California and at any adjournment or adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if then and there personally present, on the proposal set forth on this proxy card, all in accordance with and as more fully described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, and, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment thereof. The undersigned hereby revokes any proxy previously given with respect to such shares.

Dated: _______________________________________________________________ , 2002

_____________________________________________________________________________
                                     Signature

_____________________________________________________________________________
                            Signature (if jointly held)

_____________________________________________________________________________
                                       Title(s)


Please date this proxy and sign above as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should give their full titles.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED
ENVELOPE.



                               PLEASE DETACH HERE

           \/      YOU MUST DETACH THIS PORTION OF THE PROXY CARD    \/
                   BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE